Exhibit 10

FORM OF 5.729% FIXED RATE/FLOATING RATE GLOBAL SECURITY

CUSIP No.: 404280 FT1

ISIN: US404280FT15

No.: [●]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BY ITS ACQUISITION OF THE DEBT SECURITIES REPRESENTED BY THIS GLOBAL SECURITY, EACH HOLDER (WHICH, FOR THESE PURPOSES, INCLUDES EACH BENEFICIAL OWNER OF THE DEBT SECURITIES) ACKNOWLEDGES, ACCEPTS, CONSENTS AND AGREES, NOTWITHSTANDING ANY OTHER TERM OF THE DEBT SECURITIES, THE INDENTURE OR ANY OTHER AGREEMENTS, ARRANGEMENTS OR UNDERSTANDINGS BETWEEN THE ISSUER AND ANY HOLDER, TO BE BOUND BY (I) THE EFFECT OF THE EXERCISE OF ANY UK BAIL-IN POWER BY THE RELEVANT UK RESOLUTION AUTHORITY IN RELATION TO ANY DEBT SECURITIES THAT (WITHOUT LIMITATION) MAY INCLUDE AND RESULT IN ANY OF THE FOLLOWING, OR SOME COMBINATION THEREOF: (A) THE REDUCTION OF ALL, OR A PORTION, OF THE AMOUNTS DUE (AS DEFINED ON THE REVERSE OF THIS GLOBAL SECURITY); (B) THE CONVERSION OF ALL, OR A PORTION, OF THE AMOUNTS DUE INTO THE ISSUER’S OR ANOTHER PERSON’S ORDINARY SHARES, OTHER SECURITIES OR OTHER OBLIGATIONS (AND THE ISSUE TO, OR CONFERRAL ON, THE HOLDER OF SUCH ORDINARY SHARES, OTHER SECURITIES OR OTHER OBLIGATIONS), INCLUDING BY MEANS OF AN AMENDMENT, MODIFICATION OR VARIATION OF THE TERMS OF THE DEBT SECURITIES OR THE INDENTURE; (C) THE CANCELLATION OF THE DEBT SECURITIES; AND/OR (D) THE AMENDMENT OR ALTERATION OF THE MATURITY DATE OF THE DEBT SECURITIES OR AMENDMENT OF THE AMOUNT OF INTEREST PAYABLE ON THE DEBT SECURITIES, OR THE INTEREST PAYMENT DATES, INCLUDING BY SUSPENDING PAYMENT FOR A TEMPORARY PERIOD; AND (II) THE VARIATION OF THE TERMS OF THE DEBT SECURITIES OR THE INDENTURE, IF NECESSARY, TO GIVE EFFECT TO THE EXERCISE OF ANY UK BAIL-IN POWER BY THE RELEVANT UK RESOLUTION AUTHORITY.

THERE IS NO RIGHT OF ACCELERATION IN THE CASE OF NON-PAYMENT OF PRINCIPAL AND/OR INTEREST ON THE DEBT SECURITIES OR OF THE ISSUER’S FAILURE TO PERFORM ANY OF ITS OBLIGATIONS UNDER OR IN RESPECT OF THE DEBT SECURITIES. PAYMENT OF THE PRINCIPAL AMOUNT, TOGETHER WITH ACCRUED AND UNPAID PAYMENTS WITH RESPECT TO THE OUTSTANDING DEBT SECURITIES, MAY BE ACCELERATED ONLY UPON CERTAIN EVENTS OF A WINDING UP AS SET FORTH IN THE INDENTURE.

GLOBAL SECURITY

HSBC Holdings plc

$[●]

5.729% FIXED RATE/FLOATING RATE SENIOR UNSECURED NOTES DUE 2037

This is a Global Security in respect of a duly authorized issue by HSBC Holdings plc (the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to) of debt securities (the “Debt Securities”), designated as specified in the title hereof, in the aggregate face amount of $[●].

The Issuer, for value received, hereby promises to pay CEDE & CO., or registered assigns on August 14, 2037 (the “Maturity Date”) or on such earlier date as this Global Security may be redeemed, the principal amount hereof and to pay interest on the said principal amount from August 14, 2026 (the “Issue Date”) or the most recent Interest Payment Date on which interest has been paid or duly provided for until maturity:

(i) from (and including) the Issue Date or the most recent Interest Payment Date during the Fixed Rate Period on which interest has been paid or duly provided for to (but excluding) August 14, 2036, semi-annually in arrear on February 14 and August 14 of each year, beginning on February 14, 2027 (each, a “Fixed Rate Period Interest Payment Date”), at a rate of 5.729% per annum (the “Initial Interest Rate”); and

(ii) from (and including) August 14, 2036 or the most recent Interest Payment Date during the Floating Rate Period on which interest has been paid or duly provided for to (but excluding) the Maturity Date, quarterly in arrear on November 14, 2036, February 14, 2037, May 14, 2037 and August 14, 2037 (each, a “Floating Rate Period Interest Payment Date”), at a floating rate equal to the Benchmark plus 1.470% per annum (the “Margin”). The interest rate during the Floating Rate Period on this Global Security shall be calculated quarterly on each applicable Interest Determination Date.

“Fixed Rate Period” means the period from (and including) the Issue Date, to (but excluding) August 14, 2036.

“Floating Rate Period” means the period from (and including) August 14, 2036 to (but excluding) the Maturity Date.

“Interest Payment Date” means any Fixed Rate Period Interest Payment Date or Floating Rate Period Interest Payment Date.

The “Benchmark” means, initially, Compounded Daily SOFR; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Compounded Daily SOFR” means, in relation to a Floating Rate Interest Period, the rate of return of a daily compound interest investment (with SOFR as reference rate for the calculation of interest) during the related Observation Period and will be calculated by the Calculation Agent on the related Interest Determination Date as follows:

Where:

“Calculation Agent” means HSBC Bank USA, National Association, or its successor appointed by the Issuer pursuant to the Calculation Agent Agreement;

“Calculation Agent Agreement” means the calculation agent agreement dated as of the Issue Date between the Issuer and the Calculation Agent;

“d” means, in relation to any Observation Period, the number of calendar days in such Observation Period;

“d0” means, in relation to any Observation Period, the number of USGS Business Days in such Observation Period;

“i” means, in relation to any Observation Period, a series of whole numbers from one to d0, each representing the relevant USGS Business Day in chronological order from (and including) the first USGS Business Day in such Observation Period;

“ni” means, in relation to any USGS Business Day “i” in the relevant Observation Period, the number of calendar days from (and including) such USGS Business Day “i” up to (but excluding) the following USGS Business Day;

“Observation Period” means, in respect of each Floating Rate Interest Period, the period from (and including) the date which is five USGS Business Days prior to the first day of such Floating Rate Interest Period to (but excluding) the date which is five USGS Business Days prior to the Interest Payment Date for such Floating Rate Interest Period; provided that the first Observation Period shall commence on (and include) the date which is five USGS Business Days prior to August 14, 2036 (the “Par Redemption Date”);

“SOFR” means, in relation to any day, the rate determined by the Calculation Agent in accordance with the Indenture and the following provisions:

(i) the daily Secured Overnight Financing Rate for trades made on such day, available at or around the Reference Time on the NY Federal Reserve’s Website;

(ii) if the rate specified in (i) above is not available at or around the Reference Time for such day (and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred), the daily Secured Overnight Financing Rate in respect of the last USGS Business Day for which such rate was published on the NY Federal Reserve’s Website;

“SOFRi” means, in relation to any USGS Business Day “i” in the relevant Observation Period, SOFR in respect of such USGS Business Day; and

“USGS Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor thereto (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding clauses (i) and (ii) of the definition of “SOFR” above, if the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) determine on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on the Debt Securities during the Floating Rate Period.

In accordance with and subject to the Benchmark Transition Provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period on the Debt Securities during the Floating Rate Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the Margin.

“designee” means an Affiliate or any other agent of the Issuer.

“Reference Time” means (i) if the Benchmark is Compounded Daily SOFR, for each USGS Business Day, 3:00 p.m. (New York time) on the next succeeding USGS Business Day, and (ii) if the Benchmark is not Compounded Daily SOFR, the time determined by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) in accordance with the Benchmark Replacement Conforming Changes.

Benchmark Transition Provisions. If the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Debt Securities during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates; provided that, if the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) is unable to or does not determine a Benchmark Replacement in accordance with the provisions below prior to 5:00 p.m. (New York time) on the relevant Interest Determination Date, the interest rate for the related Floating Rate Interest Period will be equal to the interest rate in effect for the immediately preceding Floating Rate Interest Period or, in the case of the Interest Determination Date prior to the first Floating Rate Period Interest Payment Date, the Initial Interest Rate.

In connection with the implementation of a Benchmark Replacement, the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) will have the right to make changes to (i) any Interest Determination Date, Floating Rate Period Interest Payment Date, Reference Time, business day convention or Floating Rate Interest Period, (ii) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the Debt Securities during the Floating Rate Period and the conventions relating to such determination and calculations with respect to interest, (iii) rounding conventions, (iv) tenors and (v) any other terms or provisions of the Debt Securities during the Floating Rate Period, in each case that the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) determine, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the Debt Securities for all future Floating Rate Interest Periods.

The Issuer will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, the Paying Agent, the Calculation Agent and the Holders, provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

All percentages resulting from any calculation in connection with any interest rate in respect of this Global Security shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (for example, 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all Applicable Currency amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

All determinations, decisions, elections and any calculations made by the Issuer, the Calculation Agent or the Issuer’s designee for the purposes of calculating (i) the applicable interest on the Debt Securities and (ii) the Redemption Price, will be conclusive and binding on the Holders, the Issuer, the Trustee and the Paying Agent, absent manifest error. If made by the Issuer, such determinations, decisions, elections and calculations will be made in consultation with the Calculation Agent, to the extent practicable. If made by the Issuer’s designee, such determinations, decisions, elections and calculations will be made after consulting with the Issuer, and the Issuer’s designee will not make any such determination, decision, election or calculation to which the Issuer objects. Notwithstanding anything to the contrary in the Indenture or the Debt Securities, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the Holders or any other party.

Any determination, decision or election relating to the Benchmark not made by the Calculation Agent will be made on the basis described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, the Issuer may designate an entity (which may be the Issuer’s Affiliate) to make any determination, decision or election that the Issuer has the right to make in connection with the determination of the Benchmark.

Notwithstanding any other provision of “Benchmark Transition Provisions” set forth above, no Benchmark Replacement will be adopted, nor will the applicable Benchmark Replacement Adjustment be applied, nor will any Benchmark Replacement Conforming Changes be made, if in the Issuer’s determination, the same could reasonably be expected to prejudice the eligibility of the Debt Securities to count towards the minimum requirements for own funds and eligible liabilities or loss absorbing capacity of the Issuer and/or the HSBC Group for the purposes of the Loss Absorption Regulations.

By its acquisition of the Debt Securities, each Holder (which, for these purposes, includes each beneficial owner) (i) acknowledges, accepts, consents and agrees to be bound by the Issuer’s or its designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from the Issuer and without the need for the Issuer to obtain any further consent from such Holder, (ii) waives any and all claims, in law and/or in equity, against the Trustee, the Paying Agent and the Calculation Agent or the Issuer’s designee for, agrees not to initiate a suit against the Trustee, the Paying Agent and the Calculation Agent or the Issuer’s designee in respect of, and agrees that none of the Trustee, the Paying Agent or the Calculation Agent or the Issuer’s designee will be liable for, the determination of or the failure to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith and (iii) agrees that none of the Trustee, the Paying Agent or the Calculation Agent

or the Issuer’s designee will have any obligation to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure by the Issuer to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.

“Applicable Currency” means Dollars.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) as of the Benchmark Replacement Date:

(i)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(ii)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(iii)

the sum of: (a) the alternate rate of interest that has been selected by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for Dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) as of the Benchmark Replacement Date:

(i)

the spread adjustment (which may be a positive or negative value or zero) that has been (a) selected or recommended by the Relevant Governmental Body or (b) determined by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(ii)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(iii)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer (in consultation, to the extent practicable, with the Calculation Agent) or the Issuer’s designee (in consultation with the Issuer) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated floating rate notes at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(i)

in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(ii)	in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(i)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(ii)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(iii)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England, and in the City of New York, United States.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current Benchmark.

“Floating Rate Interest Period” means, during the Floating Rate Period, the period beginning on (and including) a Floating Rate Period Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Period Interest Payment Date; provided that the first Floating Rate Interest Period will begin on (and include) August 14, 2036 and will end on (but exclude) the first Floating Rate Period Interest Payment Date.

“HSBC Group” means the Issuer together with its subsidiary undertakings.

“Interest Determination Date” means the third Business Day preceding the applicable Interest Payment Date.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“NY Federal Reserve’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org (or any successor website).

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York (“NY Federal Reserve”), or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Interest in respect of this Global Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Global Security (or one or more Predecessor Global Securities) is registered at the close of business on the Regular Record Date for such interest.

Payment of interest, if any, in respect of this Global Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register, or by wire transfer or transfer by any other means to an account designated in writing by such Person to the Paying Agent at least 15 days prior to such payment date.

Any interest in respect of this Global Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holders thereof on the relevant Regular Record Date by virtue of their having been such Holders; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in Clause (i) or (ii) below:

(i)

The Issuer may elect to make payment of such Defaulted Interest to the Persons in whose names this Global Security (or its respective Predecessor Global Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the manner provided for in the Indenture.

(ii)

The Issuer may make payment of any Defaulted Interest on this Global Security in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Global Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

All payments made under or with respect to this Global Security shall be paid by the Issuer, without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax (each, a “Taxing Jurisdiction”), unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, the Issuer shall pay such additional amounts (“Additional Amounts”) in respect of payments of interest only (and not principal) on this Global Security as may be necessary so that the net amounts (including Additional Amounts) paid to the Holders, after such deduction or withholding, shall be equal to the respective amounts of interest which the Holders would have been entitled to receive in respect of this Global Security in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which: (i) would not be payable or due but for the fact that the Holder or the beneficial owner of this Global Security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of this Global Security, or the collection of interest payments on, or the enforcement of, this Global Security; (ii) would not be payable or due but for the fact that this Global Security (x) is presented for payment in the Taxing Jurisdiction or (y) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30-day period; (iii) would not have been imposed if presentation for payment of this Global Security had been made to a paying agent other than the paying agent to which the presentation was made; (iv) is imposed in respect of a Holder that is not the sole beneficial owner of the interest, or a portion of it, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; (v) is imposed because of the failure to comply by the Holder or the beneficial owner of any payment on this Global Security with a request from the Issuer addressed to the Holder or the beneficial owner, including a written request from the Issuer related to a claim for relief under any applicable double tax treaty (x) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the Holder or the beneficial owner, or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; (vi) is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or (vii) is imposed in respect of any combination of the above items.

Whenever in this Global Security there is mentioned, in any context, the payment of any interest on, or in respect of, any Debt Security or the net proceeds received on the sale or exchange of any Debt Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Upon any exchange of a portion of this Global Security for a definitive Debt Security, the portion of the principal amount hereof so exchanged shall be endorsed by the Registrar on Schedule A hereto. The principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

Reference is hereby made to the further provisions of this Global Security set forth on the reverse hereof, which further provisions shall for the purposes hereof have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

By:

HSBC Holdings plc, as Issuer

Dated:    ,

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of a series issued under the within-mentioned Indenture.

By:
Dated: ,
The Bank of New York Mellon, London Branch, as Trustee

[Signature Page to the 2037 Fixed/Floating Rate Global Note]

REVERSE OF GLOBAL SECURITY

$[•]

5.729% FIXED RATE/FLOATING RATE SENIOR UNSECURED NOTES DUE 2037

This Global Security is one of a duly authorized issue of Debt Securities issued and to be issued in one or more series under and governed by an Indenture dated as of August 26, 2009 (as amended and supplemented from time to time), by and among the Issuer, The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and HSBC Bank USA, National Association (“HBUS”), as registrar, paying agent and exchange rate agent (the “Base Indenture”), as amended and supplemented by a fortieth Supplemental Indenture dated as of August 14, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the Trustee and HBUS, as paying agent, registrar and calculation agent (the “Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, the Holders and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered.

Under the terms of the Indenture, the Debt Securities may be redeemed, in whole but not in part, at the Issuer’s sole discretion, on not less than 10 nor more than 60 days’ notice, at any time at a Redemption Price equal to the principal amount thereof, together with accrued interest, if any, to the date fixed for redemption, if, at any time, the Issuer determines that:

(i) in making payment under the Debt Securities in respect of principal (or premium, if any) or interest the Issuer has or shall or would become obligated to pay Additional Amounts as provided in the Indenture and in this Global Security provided such obligation to pay Additional Amounts results from a change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the Issue Date; or

(ii) the payment of interest in respect of the Debt Securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or reenactment thereof for the time being) as a result of any change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the Issue Date; provided, however that, in the case of (i) above, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Debt Securities then due.

Under the terms of the Indenture, the Issuer may, in its sole discretion, redeem the Debt Securities during the Make-Whole Redemption Period, on not less than 10 nor more than 60 days’ notice, in whole at any time during such period or in part from time to time during such period, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) 100% of the principal amount of the Debt Securities to be redeemed; and (ii) as determined by the Determination Agent, the sum of the present values of (a) the principal amount of the Debt Securities to be redeemed (discounted from the Par Redemption Date) and (b) the remaining payments of interest to be made on any scheduled Interest Payment Date to (and including) the Par Redemption Date for the Debt

Securities to be redeemed, discounted to the applicable Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months) at the Reference Treasury Rate plus 20 basis points less an amount equal to any accrued and unpaid interest to (but excluding) the applicable Redemption Date, if any, on the principal amount of the Debt Securities to be redeemed, in each case, plus any accrued and unpaid interest on the Debt Securities to be redeemed to (but excluding) the applicable Redemption Date (each, a “Make-Whole Redemption”).

“Make-Whole Redemption Period” means the period beginning on (and including) February 14, 2027 (six months following the Issue Date) to (but excluding) the Par Redemption Date; provided that if any additional notes of the same series are issued after the Issue Date, the Make-Whole Redemption Period for such additional notes shall begin on (and include) the date that is six months following the issue date for such additional notes.

“Reference Treasury Rate” means, with respect to any Price Determination Date, the rate per annum selected by the Determination Agent in accordance with the following two paragraphs:

(i) The Reference Treasury Rate shall be calculated by the Determination Agent after 4:15 p.m. (New York City time) (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System) on the Price Determination Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent H.15 statistical release.

(ii) In determining the Reference Treasury Rate, the Determination Agent shall select, as applicable: (i) the yield for the Reference Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Redemption Date (the “Remaining Life”); or (ii) if there is no such Reference Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Reference Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Reference Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Redemption Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (iii) if there is no such Reference Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Reference Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Reference Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Reference Treasury constant maturity from the Redemption Date.

If on the Price Determination Date H.15 is no longer published, or does not contain such yields, the Determination Agent shall calculate the Reference Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the Redemption Date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Redemption Date, as applicable. If there is no U.S. Treasury security maturing on the Par Redemption Date, but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Redemption Date, one with a maturity date preceding the Par Redemption Date and one with a maturity date following the Par Redemption Date, the Determination Agent shall select the U.S. Treasury security with a maturity date preceding the Par Redemption Date. If there are two or more U.S. Treasury securities maturing on the Par Redemption Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Determination Agent shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Reference Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

The Reference Treasury Rate shall be calculated by the Determination Agent on the third Business Day preceding the applicable Redemption Date (the “Price Determination Date”).

In determining the Reference Treasury Rate, the below terms will have the following meaning:

“Determination Agent” means the Issuer or an Affiliate of the Issuer.

“H.15” means the weekly statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15”, or any successor or replacement publication that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading), and “most recent H.15” means the H.15 published after 4:15 p.m. (New York City time) (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System) on the applicable Price Determination Date.

“Reference Treasury” means, with respect to any Price Determination Date, the U.S. Treasury security or securities selected by the Determination Agent (i) with an actual maturity equal to the Remaining Life and (ii) if there is no U.S. Treasury security maturing on the Par Redemption Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Redemption Date, one with a maturity date preceding the Par Redemption Date and one with a maturity date following the Par Redemption Date, the Determination Agent shall select the U.S. Treasury security with a maturity date preceding the Par Redemption Date. If there are two or more U.S. Treasury securities maturing on the Par Redemption Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Determination Agent shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Reference Treasury in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

If the Issuer determines, in its sole discretion, that the inclusion of the Make-Whole Redemption provisions in the terms of the Indenture and the Debt Securities could reasonably be expected to prejudice the eligibility of the Debt Securities to count towards the minimum requirements for own funds and eligible liabilities or loss absorbing capacity of the Issuer and/or the HSBC Group for the purposes of the Loss Absorption Regulations, then the provisions relating to the Make-Whole Redemption shall be deemed not to apply for all purposes relating to the Debt Securities and the Issuer shall not have any right to redeem the Debt Securities pursuant to a Make-Whole Redemption. In such circumstances, the Issuer shall promptly provide notice to the Trustee, the Paying Agent, the Calculation Agent and the Holders that the Make-Whole Redemption does not apply; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination. No action taken in accordance with this paragraph shall be deemed to be an amendment requiring the consent of Holders under Section 9.02 of the Base Indenture.

In the case of a partial redemption, the selection of the Debt Securities for redemption will be made pro rata, by lot or by such other method in accordance with customary rules and practices of DTC. No Debt Securities of a principal amount of $200,000 or less will be redeemed in part. If any Debt Securities are to be redeemed in part only, the notice of redemption that relates to the Debt Securities will state the portion of the principal amount of Debt Securities to be redeemed, if applicable. If applicable, new Debt Securities in a principal amount equal to the unredeemed portion of the Debt Securities will be issued in the name of the Holder upon surrender for cancellation of the original Debt Securities. For so long as the Debt Securities are held by DTC (or another Depositary), the redemption of such Debt Securities shall be done in accordance with the policies and procedures of the Depositary.

Under the terms of the Indenture, following the Make-Whole Redemption Period, the Debt Securities may be redeemed, in whole but not in part, at the Issuer’s sole discretion, on not less than 10 nor more than 60 days’ notice, on the Par Redemption Date. The Redemption Price will be equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the Par Redemption Date.

Under the terms of the Indenture, the Issuer may, in its sole discretion, following the occurrence of a Loss Absorption Disqualification Event, on not less than 10 nor more than 60 days’ notice, redeem the Debt Securities in whole, but not in part (such option to redeem being referred to herein as a “Loss Absorption Disqualification Event Redemption Option”), at a Redemption Price equal to 100% of their principal amount, plus any accrued and unpaid interest to (but excluding) the applicable Redemption Date.

A “Loss Absorption Disqualification Event” shall be deemed to have occurred if the Debt Securities become fully or partially ineligible to count towards the Issuer’s and/or the HSBC Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity, in each case as determined in accordance with and pursuant to the relevant Loss Absorption Regulations applicable to the Issuer and/or the HSBC Group, as a result of any:

(i) Loss Absorption Regulation becoming effective after the Issue Date; or

(ii) amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the Issue Date, provided, however, that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Debt Securities from the relevant minimum requirement(s) is due to the remaining maturity of the Debt Securities being less than any period prescribed by any applicable eligibility criteria for such minimum requirement(s) under the relevant Loss Absorption Regulations effective with respect to the Issuer and/or the HSBC Group on the Issue Date.

Notwithstanding anything to the contrary in the Indenture, the Issuer may only redeem or purchase the Debt Securities prior to the Maturity Date pursuant to the Indenture if the Issuer has obtained any Relevant Supervisory Consent, if and to the extent then required by the Loss Absorption Regulations.

An “Event of Default” with respect to the Debt Securities means any one of the following events: (i) an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for winding up of the Issuer other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency; or (ii) an effective resolution is validly adopted by the Issuer’s shareholders for winding up of the Issuer other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency.

A “Default” with respect to the Debt Securities means any one of the following events: (i) failure to pay principal or premium, if any, on the Debt Securities at maturity, and such default continues for a period of 30 days; or (ii) failure to pay any interest on the Debt Securities when due and payable, which failure continues for 30 days.

If a Default occurs, the Trustee may institute proceedings in England (but not elsewhere) for the Issuer’s winding up; provided that the Trustee may not, upon the occurrence of a Default, accelerate the maturity of any Debt Securities then Outstanding, unless an Event of Default has occurred and is continuing.

Notwithstanding the immediately preceding two paragraphs, failure to make any payment in respect of the Debt Securities shall not be a Default in respect of the Debt Securities if such payment is withheld or refused: (i) in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or (ii) in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 30 days by independent legal advisers acceptable to the Trustee; provided, however, that the Trustee may, by notice to the Issuer, require the Issuer to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an opinion of counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Issuer shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of the relevant grace period of 30 days after the Trustee gives written notice to the Issuer informing the Issuer of such resolution.

By its acquisition of the Debt Securities represented by this Global Security, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities) acknowledges, accepts, consents and agrees to be bound by the terms of the Debt Securities related to the limited remedies available under the Indenture and the Debt Securities for a non-payment of principal and/or interest on the Debt Securities.

If an Event of Default with respect to the Debt Securities of this series shall occur and be continuing, the principal of all of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture and this Global Security. The Indenture provides that in certain circumstances such declaration and its consequences may be rescinded and annulled by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series. If a Default with respect to Debt Securities of this series occurs and is continuing, the Trustee may pursue certain remedies as set forth in the Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of this series may on behalf of all the Holders waive any past Event of Default or any Default under the Indenture or the Debt Securities and its consequences except a default (i) in the payment of principal of (or premium, if any, on) or any installment of interest on any of the Debt Securities or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of this Debt Security, and any such consent or waiver shall bind every future Holder of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security or such other Debt Securities.

The Indenture contains provisions permitting the Issuer and the Trustee (i) without the consent of the Holders of any Debt Securities issued under the Indenture to execute one or more supplemental indentures for certain enumerated purposes, such as to cure any ambiguity or to secure the Debt Securities, and (ii) with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series of Debt Securities affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Holders under the Indenture; provided that, with respect to certain enumerated provisions, no such supplemental indenture may be entered into without the consent of the Holder of each Outstanding Debt Security affected thereby. The Indenture also permits the Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of each series to be affected, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Issuer with certain restrictive provisions of the Indenture. Any such consent or waiver by the Holder of this Global Security shall bind every future Holder of this Global Security and of any Global Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Security or such other Global Securities.

Subject to the terms of the Indenture, the Depositary may surrender this Global Security or any portion hereof in exchange, in whole or in part, for definitive Debt Securities, of this series in registered form and the Registrar, acting on behalf of the Issuer, shall authenticate and deliver in exchange for this Global Security or the portions thereof to be exchanged, an equal aggregate face amount of definitive Debt Securities (duly countersigned) in the numbers and in the names advised by the Depositary.

By its acquisition of the Debt Securities represented by this Global Security, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities) acknowledges, accepts, consents and agrees, notwithstanding any other term of the Debt Securities, the Indenture or any other agreements, arrangements or understandings between the Issuer and any Holder, to be bound by (i) the effect of the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority in relation to any Debt Securities that (without limitation) may include and result in any of the following, or some combination thereof: (a) the reduction of all, or a portion, of the Amounts Due; (b) the conversion of all, or a portion, of the Amounts Due into the Issuer’s or another Person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the Holder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Debt Securities or the Indenture; (c) the cancellation of the Debt Securities; and/or (d) the amendment or alteration of the Maturity Date of the Debt Securities or amendment of the amount of interest payable on the Debt Securities, or the Interest Payment Dates, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Debt Securities or the Indenture, if necessary, to give effect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority. No repayment or payment of Amounts Due shall become due and payable or be paid after the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities) consents to the exercise of any UK Bail-in Power as it may be imposed without any prior notice by the Relevant UK Resolution Authority of its decision to exercise such power with respect to the Debt Securities.

“Amounts Due” means the principal amount of, and any accrued and unpaid interest, including any Additional Amounts, on, the Debt Securities. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules and policies from time to time relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity in effect in the UK and applicable to the Issuer from time to time, including, without limitation to the generality of the foregoing, the Banking Act (whether or not such laws, regulations, requirements, guidelines, rules or policies are applied generally or specifically to the Issuer or to the Issuer and any of its holding or subsidiary companies or any subsidiary of any such holding company), in each case as amended, supplemented or replaced from time to time.

“Relevant Supervisory Consent” means, in relation to any redemption or purchase of the Debt Securities, any permission of the Relevant UK Resolution Authority for such redemption or purchase, that is required therefor under the Loss Absorption Regulations. For the avoidance of doubt, Relevant Supervisory Consent will not be required if (i) so long as the Loss Absorption Regulations do not otherwise require, the Debt Securities have (or will have on the date fixed for redemption or repurchase) ceased fully to be eligible to count towards the Issuer’s and/or the HSBC Group’s minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity, (ii) the relevant Debt Securities are purchased for market-making purposes in accordance with any permission given by the Relevant UK Resolution Authority pursuant to the Loss Absorption Regulations within the limits prescribed in such permission or (iii) the relevant Debt Securities are being redeemed or purchased pursuant to any general prior permission granted by the Relevant UK Resolution Authority pursuant to the Loss Absorption Regulations within the limits prescribed in such permission.

“Relevant UK Resolution Authority” means any authority with the ability to exercise a UK Bail-in Power.

“UK Bail-in Legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Power” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write-down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“UK CRR” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as amended or supplemented, as it forms part of domestic law in the UK by virtue of the EUWA.

By its acquisition of the Debt Securities, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities): (i) acknowledges and agrees that the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of (x) the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities or (y) the limited remedies available under the Indenture and the Debt Securities for a non-payment of principal and/or interest on the Debt Securities; and (iii) acknowledges and agrees that, upon the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority, the Trustee shall not be required to take any further directions from Holders under Section 5.11 (Control by Holders of Debt Securities) of the Base Indenture; and that the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority.

Notwithstanding clause (iii) of the immediately preceding paragraph, if, following the completion of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, the Debt Securities remain outstanding (for example, if the exercise of the UK Bail-in Power results in only a partial write-down of the principal of the Debt Securities), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Debt Securities following such completion to the extent that the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture; provided, however that notwithstanding the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, there shall at all times be a Trustee hereunder pursuant to, and in accordance with Section 6.09 of the Base Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by Section 6.10 and Section 6.11 of the Base Indenture, including to the extent no supplemental indenture or amendment to the Indenture is agreed upon pursuant to the Indenture in the event the Debt Securities remain outstanding following the completion of the exercise of the UK Bail-in Power.

It is the intention of the Issuer and the Trustee that the Issuer’s obligations to indemnify the Trustee and the Agent in accordance with Section 6.07 of the Base Indenture (for the avoidance of doubt, as amended by Section 4.01 of the second supplemental indenture dated May 25, 2016) shall survive any exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

The exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities shall not constitute an Event of Default or a Default.

In addition to the right to enter into supplemental indentures pursuant to Section 9.01 and Section 9.02 of the Base Indenture, the Issuer and the Trustee may enter into one or more indentures supplemental to the Indenture to modify and amend the terms of the Indenture or the Debt Securities, without the further consent of any Holders, to the extent necessary to give effect to the exercise by the Relevant UK Resolution Authority of the UK Bail-in Power.

Upon the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities, the Issuer shall provide a written notice to the Holders through DTC as soon as practicable regarding such exercise of the UK Bail-in Power for purposes of notifying Holders and beneficial owners of the Debt Securities of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee for information purposes. Any delay or failure by the Issuer in delivering the notices referred to in this paragraph to the Holders or the Trustee shall not affect the validity or enforceability of the UK Bail-in Power.

Upon the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority that results in the reduction or cancellation of all, or a portion, of the principal amount of this Global Security and/or the conversion of all, or a portion, of the principal amount of this Global Security into shares or other securities or other obligations of the Issuer or another person, the portion of the principal amount hereof so reduced, cancelled and/or converted shall be endorsed by the Registrar on Schedule B hereto. The principal amount hereof shall be reduced for all purposes by the amount so reduced, cancelled and/or converted.

By its acquisition of a Debt Security, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities) of the Debt Securities shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the Debt Securities to take any and all necessary action, if required, to implement the exercise of any UK Bail-in Power with respect to the Debt Securities as it may be imposed, without any further action or direction on the part of such Holder or beneficial owner, the Trustee or the Agent (and any other agent acting in connection with the relevant series of Debt Securities).

Subject to applicable law, claims in respect of the Debt Security may not be set off, or be the subject of a counterclaim, by any Holder or by the Trustee in respect of any claims of such Holders to payment of any principal, premium or interest in respect of the Debt Securities or the Indenture, against or in respect of any of its obligations to the Issuer, and every Holder and the Trustee in respect of any claims of such Holders waives, and shall be treated for all purposes as if it had waived, any right that it might otherwise have to set-off, or to raise by way of counterclaim any of its claims in respect of the Debt Securities or the Indenture, against or in respect of any of its obligations to the Issuer. Notwithstanding the preceding sentence, if any of the rights and claims of any Holder are discharged by set-off, such Holder will immediately pay an amount equal to the amount of such discharge to the Issuer or, if applicable, the liquidator or trustee or receiver in the Issuer’s bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for the Issuer or, if applicable, the liquidator or trustee or receiver in the Issuer’s bankruptcy. Accordingly, such discharge will be deemed not to have taken place.

ANY HOLDER (WHICH, FOR THESE PURPOSES, INCLUDES EACH BENEFICIAL OWNER OF THE DEBT SECURITIES) THAT ACQUIRES THE DEBT SECURITIES IN THE SECONDARY MARKET AND ANY SUCCESSORS, ASSIGNS, HEIRS, EXECUTORS, ADMINISTRATORS, TRUSTEES IN BANKRUPTCY AND LEGAL REPRESENTATIVES OF ANY HOLDER OR BENEFICIAL OWNER OF THE DEBT SECURITIES SHALL BE DEEMED TO ACKNOWLEDGE, AGREE TO BE BOUND BY AND CONSENT TO THE SAME PROVISIONS SPECIFIED HEREIN TO THE SAME EXTENT AS THE HOLDERS OR BENEFICIAL OWNERS OF THE DEBT SECURITIES THAT ACQUIRE THE DEBT SECURITIES UPON THEIR INITIAL ISSUANCE, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE ACKNOWLEDGEMENT AND AGREEMENT TO BE BOUND BY AND CONSENT TO THE TERMS OF THE DEBT SECURITIES RELATED TO THE UK BAIL-IN POWER, THE BENCHMARK AND THE LIMITED REMEDIES AVAILABLE UNDER THE INDENTURE AND THE DEBT SECURITIES FOR A NON-PAYMENT OF PRINCIPAL AND/OR INTEREST ON THE DEBT SECURITIES.

The Indenture and the Debt Securities may be amended and modified as provided in the Indenture.

All terms used in this Global Security and not otherwise defined shall have the meanings ascribed to them in the Indenture.

The Indenture and the Debt Securities shall be governed by, and construed in accordance with, the laws of the State of New York, except that (i) the authorization and execution by the Issuer of the Indenture and the Debt Securities (in addition to the laws of the State of New York relevant to execution) and (ii) Section 5.14 of the Base Indenture (and the corresponding provisions in the Debt Securities) shall be governed by, and construed in accordance with, the laws of England and Wales.

SCHEDULE A

EXCHANGES FOR DEFINITIVE DEBT SECURITIES

The following exchanges of parts of this Global Security for Definitive Debt Securities have been made:

Date made	Principal amount exchanged for Definitive Debt Securities	Remaining principal amount following such exchange

SCHEDULE B

REDUCTION, CANCELLATION OR CONVERSION OF DEBT SECURITIES UPON THE EXERCISE OF ANY UK BAIL-IN POWER BY THE RELEVANT UK RESOLUTION AUTHORITY

Date made	Principal amount reduced, cancelled and/or converted	Remaining principal amount following reduction, cancellation and/or conversion